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Dale Ingram

Public Relations Leader

Acxiom Corporation

(501) 342-4346

Katharine Raymond

Investor Relations Coordinator

Acxiom Corporation

(501) 342-1321

EACXM

Acxiom Confirms Receipt of Director Nomination Proposal

LITTLE ROCK, Ark. – April 3, 2006 – Acxiom® Corporation (Nasdaq: ACXM) today announced that the company received a letter from ValueAct Capital Master Fund, L.P., indicating its intention to nominate the following three directors for election at Acxiom’s 2006 annual shareholders meeting: Jeffrey W. Ubben, 44, co-founder and a managing member of ValueAct Capital; Louis J. Andreozzi, 47, sole member of Andreozzi Consulting LLC, which provides consulting services to ValueAct Capital; and J. Michael Lawrie, 52, a partner at ValueAct Capital.

“We do not yet know the direction the ValueAct nominees seek for the company, but it is clear that the current leadership and Board are doing what is necessary to put the company on the right path,” said Charles D. Morgan, Acxiom’s chairman and company leader. “We have again transformed the technology and offerings of the company to meet increased demands from our clients. Our Board agreed that we needed to make the investments for the long term, and our shareholders are only now beginning to reap the benefits.”

Lee Hodges, the company’s chief operations leader, said, “Our business planning and business execution processes, operational trends, and sales pipeline activity give me confidence that the company is positioned for even stronger financial success in fiscal 2007, as reflected in the Financial Road Map the company issued in January.”

“We have also recently taken several strategic actions that will financially validate the company’s technology vision and ensure a more rapid completion of the grid-computing solutions Acxiom and EMC are jointly developing,” Hodges continued. “We also expect to benefit from two strategic, market-driven acquisitions completed in fiscal 2006 – Digital Impact and InsightAmerica – that add digital marketing and fraud- and risk-management solutions to Acxiom’s portfolio. And, we have turned our European operations into a profitable enterprise and have laid the foundation to begin adding more services to our data offerings there.”

Morgan noted that “in contrast to ValueAct’s criticisms of Acxiom stands the recent performance of the company. In fiscal 2006, Acxiom realized a 23.5 percent increase in our stock price, an improvement better than the performances of 60 percent of companies listed on the Nasdaq exchange. In addition to the stock price increase, we generated record revenue, earnings and free cash flow in our third fiscal quarter.”

The Board and senior leadership team have worked together to help Acxiom meet its financial expectations in 50 of the past 55 fiscal quarters, while increasing the company’s revenues 13 fold during a period of time when many of its competitors failed to sustain their viability, Morgan noted.

“Acxiom has an extraordinarily well-qualified Board with proven leaders from the world of business, government and academia,” Morgan said. The Acxiom Board is comprised of nine members who represent a broad cross-section of business experience and mature judgment and perspectives.

Three non-management board members have the seasoning of being CEO or Chairman of public companies; one director has served as Chief of Staff to the President of the United States, and another has also been a CFO of a public company. The Board also includes a former CEO of a private company, a former Postmaster General of the United States and current chief operations officer of a public company, a noted scientist and former under secretary for technology in the Department of Commerce, and a former college president.

“The Board members believe that they should annually review the composition and structure of the Board,” Morgan said. In March, the Board made two changes, appointing a new director and naming a lead independent director. Presently, six of the nine Acxiom Board members are independent based on Nasdaq guidelines, including Michael J. Durham, who joined the Board in March. Durham is a former director, president and chief executive officer of Sabre, Inc. and former CFO of American Airlines, the world’s largest airline company.

As announced March 6, Acxiom’s independent directors elected William T. Dillard II to serve in a newly created position of lead independent director and vice chairman of the Board. In the new position, Dillard, chairman and chief executive officer of Dillard’s, Inc., has agreed to provide a leadership role in executive sessions and in other matters as appropriate.

Acxiom Board members up for election at the 2006 annual shareholders meeting include Charles D. Morgan, Chairman of the Board and company leader since 1975; and two independent directors, Dr. Ann Die Hasselmo, managing director of Academic Search Consultation Service and a Board member since 1993; and William J. Henderson, chief operations officer of Netflix Inc. and former postmaster general of the United States and a Board member since 2001.

ValueAct’s Ubben had earlier sought appointment to the Acxiom Board, despite his desire to take the company private and ValueAct’s investments in Acxiom competitors. Ubben’s request was rejected by the Acxiom Board in May 2005, due to his conflict of interest.

Subsequent to the Board’s rejection of Ubben’s candidacy, ValueAct proposed to buy all the remaining shares of stock of the company for $23 per share, later increasing its bid to $25 per share. After due consideration, the Acxiom Board declined the proposals and determined that they were opportunistic and not in the best long-term interests of the company’s shareholders, clients or associates.

“While we have not felt it appropriate for Mr. Ubben to be a member of our Board, I have had several conversations with him over the last six months concerning our business strategy and performance,” Morgan said. “Mr. Ubben has indicated to me on more than one occasion that he believes the company is headed in the right direction, but ValueAct’s letter shows us that Mr. Ubben and his nominees think they can do a better job of leading Acxiom.

“Over the years, Mr. Ubben has made some constructive suggestions, but generally he seems to have been looking for a quick price appreciation related to a transaction rather than building long-term shareholder value. This was confirmed when he approached us in early 2005 about taking the company private, a move that placed him at odds with the interests of all other shareholders,” Morgan continued.

“Acxiom’s senior leadership team is united in its belief that Acxiom’s Board and leadership team together represent the right team with the vision, strategy, discipline and experience to deliver increasing profitability and leading-edge products and services to the marketplace and the resulting increases in shareholder value to investors.”

About Acxiom Corporation

Acxiom Corporation (Nasdaq: ACXM) integrates data, services and technology to create and deliver customer and information management solutions for many of the largest, most respected companies in the world. The core components of Acxiom's innovative solutions are Customer Data Integration (CDI) technology, data, database services, IT outsourcing, consulting and analytics, and privacy leadership. Founded in 1969, Acxiom is headquartered in Little Rock, Arkansas, with locations throughout the United States and Europe, and in Australia and China. For more information, visit www.acxiom.com.

Additional Information

In connection with its 2006 annual meeting of stockholders, Acxiom Corporation will file a notice of annual meeting and proxy statement with the Securities and Exchange Commission (“SEC”).  STOCKHOLDERS OF ACXIOM ARE URGED TO READ THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and stockholders can obtain free copies of the notice of annual meeting and proxy statement and other documents when they become available by contacting investor relations at investor.relations@acxiom.com, or by mail at Acxiom Corporation Investor Relations, 1 Information Way, Little Rock, Arkansas, 72202, or by telephone at 1-501-342-3545.  In addition, documents filed with the SEC by Acxiom are available free of charge at the SEC’s website at www.sec.gov.

Acxiom Corporation and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Acxiom in connection with the 2006 annual meeting of stockholders.  Information regarding the special interests of these directors and executive officers in the proposed election of directors will be included in Acxiom’s notice of annual meeting and proxy statement for its 2006 annual meeting.  This document will be available free of charge at the SEC’s website at www.sec.gov and from Investor Relations at Acxiom as described above.

Acxiom is a registered trademark of Acxiom Corporation.